Exhibit 99.1
Unaudited reportable segment information is presented in the following tables.

(In thousands)	Americas	International	Corporate	Reconciling Items	Consolidated Totals
Three Months Ended March 31, 2015
Sales to external customers	$158,502	$98,206	$—	$—	$256,708
Operating income (loss)	23,909	7,569	(6,937)	—	24,541
Operating margin %	15.1%	7.7%			9.6%

(In thousands)	Americas	International	Corporate	Reconciling Items	Consolidated Totals
Three Months Ended June 30, 2015
Sales to external customers	$179,565	$107,446	$—	$—	$287,011
Operating income (loss)	37,454	10,892	(8,429)	—	39,917
Operating margin %	20.9%	10.1%			13.9%

(In thousands)	Americas	International	Corporate	Reconciling Items	Consolidated Totals
Three Months Ended September 30, 2015
Sales to external customers	$181,283	$92,463	$—	$—	$273,746
Operating income (loss)	40,470	1,408	(7,356)	—	34,522
Operating margin %	22.3%	1.5%			12.6%

(In thousands)	Americas	International	Corporate	Reconciling Items	Consolidated Totals
Three Months Ended December 31, 2015
Sales to external customers	$185,404	$127,914	$—	$—	$313,318
Operating income (loss)	40,138	13,632	(15,547)	—	38,223
Operating margin %	21.6%	10.7%			12.2%

(In thousands)	Americas	International	Corporate	Reconciling Items	Consolidated Totals
Year Ended December 31, 2015
Sales to external customers	$704,754	$426,029	$—	$—	$1,130,783
Operating income (loss)	141,971	33,501	(38,269)	—	137,203
Operating margin %	20.1%	7.9%			12.1%

Operating income (loss) is defined as income from continuing operations before taxes excluding restructuring charges, interest expense, currency exchange gains (losses), and other income (expense). Reconciliations of operating income to income from continuing operations before income taxes as reported in the 2015 consolidated statement of operations are as follows:

	Three Months Ended				Year Ended
(In thousands)	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	December 31, 2015
Income from continuing operations before income taxes	$24,526	$35,725	$24,059	$26,716	$111,026
Restructuring and other charges	731	227	3,740	7,560	12,258
Interest expense	2,473	2,502	2,827	3,052	10,854
Currency exchange (gains) losses, net	(2,548)	1,557	4,327	(1,132)	2,204
Other (income) loss, net	(641)	(94)	(431)	2,027	861
Operating income	$24,541	$39,917	$34,522	$38,223	$137,203